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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 8, 1999


                                TRITON PCS INC.
          ----------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


Delaware                              333-57715           23-2930873
--------                              ---------           ----------
(State or Other Jurisdiction          Commission File     (I.R.S. Employer
of Incorporation or                   Number)             Identification No.)
Organization)


                             375 Technology Drive
                             --------------------
                          Malvern, Pennsylvania 19355
                         ----------------------------
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code (610)651-5900
                                                          -------------

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Item 2.   Acquisition or Disposition of Assets

          On June 8, 1999, Triton PCS, Inc. completed an exchange of certain licenses with AT&T, transferring licenses to the Hagerstown, MD and Cumberland, MD BTAs covering 512,000 Pops in exchange for licenses to certain counties in the Savannah, GA and Athens, GA BTAs, which covers 517,000 Pops. All acquired licenses are continguous to Triton's existing service area. In addition, consideration of approximately $9.7 million in preferred stock of Triton PCS Holdings Inc., Triton
          PCS Inc's parent, was issued to AT&T.   The licensed areas in Savannah
          and Athens have not been built and are expected to be included in the current build-out plan developed for the Triton's existing footprint.



Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

          (a) Financial Statements

          None

          (b) Pro Forma Financial Information

          None

          (c) Exhibits

          None
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Triton PCS, Inc.

                                 By: /s/ David D. Clark
                                     ------------------

                                      David D. Clark
                                      Senior Vice President and Chief Financial
                                      Officer

June 23, 1999